Exhibit 99.1
Filed by Uranium Energy Corp. pursuant to Rule 425 of the Securities Act of 1933, as amended Subject Company: Concentric Energy Corp.
NYSE Amex Equities Exchange Symbol - UEC
FOR IMMEDIATE RELEASE	May 12, 2011

Uranium Energy Corp to Acquire a Large Uranium Project in Paraguay

  In-situ recovery amenability indicated by Company's initial aquifer test;

  Historic mineralized trends established by Anschutz Corporation in 1980s;

  247,000-acre project holds large-scale potential with similar mineralization and geological setting as the Company's ISR projects in South Texas

Corpus Christi, TX - May 12, 2011 -- Uranium Energy Corp (NYSE-AMEX: UEC, the "Company") is pleased to announce that, effective May 11, 2011, the Company has entered into a Share Exchange Agreement (the "Agreement") with a Nevada company (the "Vendor") whereby the Company is acquiring a Paraguayan company which holds a 100% legal and beneficial interest in two unencumbered prospecting permits covering 247,000 acres located in the area of Coronel Oviedo, Paraguay (the "Property"), subject to a gross overriding royalty.

The total purchase price for the Paraguayan company is the issuance of 225,000 restricted common shares in the capital of the Company.

The Company has also agreed to pay the Vendor a royalty interest in the amount of one and one-half percent (1.5%) of the gross proceeds received by the Company in connection with any uranium which is produced and sold from mineral interests in the Property. The Company also has the exclusive right and option at any time to acquire one-half percent (0.5%) of the aggregate royalty interest for US$500,000. The Vendor has granted the Company a right of first refusal to acquire all or any portion of the remaining one percent (1.0%) royalty interest.

Amir Adnani, President and CEO, stated, "The Company's primary focus remains on our production and near-term production projects in South Texas. At the same time, we are committed to identifying new and potentially exceptional opportunities with scale in the United States and abroad. The Coronel Oviedo Property is located in stable and business-friendly Paraguay, is geologically very similar to the South Texas uranium belt and is anticipated to be ISR-amenable as initially indicated through our pump-test studies. This opportunity profile is an excellent fit for our technical team who has a distinctive track record of discovering and advancing sandstone-hosted uranium deposits. Share dilution to acquire the project is far below 1%, and we plan to commence exploration immediately."

Prior Exploration

The Property, covering over 247,000 acres in central Paraguay, was subject to extensive uranium exploration between 1976 and 1983 by Anschutz Corporation of Denver, Colorado, and by Crescent Resources Corp. between 2006 and 2008. Most of the uranium occurrences in this environment are "roll-front" type mineralization similar to deposits currently being produced by low-cost in-situ recovery (ISR) methods in Texas, the western United States, Central Asia and Australia. The work by Anschutz and Crescent was centered on a large belt of Permo-Carboniferous age continental sandstones that represent the western flank of the Parana Basin. According to the Geological Survey of Brazil or CPRM, these same sandstones within the Brazilian section of the Parana Basin contain numerous uranium occurrences including the Figueira Mine that hosted 19 million pounds of U3O8 according to published government reports.

Between 1976 and 1983, Anschutz Corporation, with joint venture partners Korea Electric Power and Taiwan Power Company, spent approximately US$30 million evaluating an area covering over 6.2 million acres of prospective ground in central and eastern Paraguay. This work consisted of airborne radiometric and magnetic surveys, detailed geological mapping, and ground geophysical and geochemical surveys, which narrowed down the areas of interest. This work was followed by regional-scale drilling at initially 9-mile spacing, drilled across inferred host trends.

Anschutz identified the Property as prospective towards the end of their regional program. In total, approximately 28 widely spaced drill holes were drilled on the Property, and of these, 17 drill holes showed significant uranium values, with the best being 6.2 feet of 0.153% U3O8 at a starting depth of 785 feet. The drilling also identified three mineralized fronts, and a 75 mile-long fault structure which appears to have been the source of the gases that localized the concentration of uranium, again very similar to a South Texas-type uranium depositional model.

From 2006 to 2008, the Property was optioned to Crescent Resources. During this period, a total of 24 holes were drilled and logged in the southern portion of the Property, offsetting mineralized holes drilled by Anschutz. According to Crescent's 2008 NI 43-101 Technical Report, of the 24 holes drilled, a total of 14 had a grade-thickness (GT) product (in feet) equal to or greater than 0.30GT. GT values equal to and above 0.30 are typically considered producible under ISR production methodology. The best hole reported by Crescent intersected 0.062% U3O8 over 13.5 feet. The Crescent and Anschutz drilling identified an open-ended mineralization area characterized by tabular mineralization similar to that found at the Company's Goliad Project. The known uranium mineralization on the Property intersected by the past drilling is at depths between 450 and 750 feet. Crescent dropped the option on the Property in 2008.

Aquifer Test

During 2010, and prior to entering into the Agreement, the Company conducted a 24-hour aquifer test in the area of the mineralization trend identified by the combined Anschutz-Crescent drilling programs. The test, performed by HydroSolutions based in Denver, Colorado, was designed to assess aquifer properties of the Fine Grained Sand Unit (FGSU), a uranium-bearing sandstone within the San Miguel Formation. The focus of the test was to determine if the aquifer could sustain extraction rates typical of ISR mining of uranium.

Results of the test indicate that the uranium-bearing unit has aquifer characteristics that would support operational rates for ISR mining. There is sufficient hydraulic head and aquifer transmissivity that would allow individual wells to be pumped at rates of up to 45 gallons/min for sustained intervals. The aquifer properties determined from the hydrologic test fall within the range of values determined at other uranium ISR projects located in Wyoming, Texas and Nebraska. Production rates from wells in these areas are typically in the range of 10 to 50 gallons/min.

The Company is currently evaluating all available technical data in preparation for an exploration program to commence very soon.

Advisory Board for the Paraguay Project

As a key factor in the Property acquisition, the Company has now added two uranium industry veterans, Dr. Bernie D. Schmeling and Carlos Figueredo, to a special advisory board focusing on Paraguay to bolster its management capabilities in Latin America.

Dr. Schmeling, currently Chief Operating Officer of Semin S.A., is a professional geophysicist and has more than 35 years of experience in exploration programs worldwide and mining projects for uranium and other commodities. Previously, he was a member of the original Uranerz team as a senior and chief geophysicist for 19 years. During this period, he was closely involved, starting in 1975, with the discovery and development of the major uranium deposit at Key Lake in Saskatchewan, Canada. For 13 years, he managed all geophysical programs as well as all contracted work including all drill hole data evaluations and U3O8-grade calculations. This work included studies of radiometric disequilibrium factors and density determinations for the U3O8 resource calculations at diverse sandstone deposits in Texas, Wyoming, Nebraska, Colorado and other states. Since 2006, he has been fully involved in the exploration and development activities of Semin S.A. in Paraguay and other South American countries. Dr. Schmeling is recognized internationally as one of the few leading experts in uranium exploration including ISR exploration.

Carlos Figueredo has 25 years of experience in mineral and oil exploration in Paraguay as Chief Geologist and Assistant Mineral Exploration Manager of Semin S.A. He formerly worked for Anschutz Corporation during its initial exploration efforts in Paraguay. He played a pivotal role in the development of the Coronel Oviedo project, as well as discoveries of other commodities in eastern Paraguay.

The technical information in this news release was prepared in accordance with the Canadian regulatory requirements set out in National Instrument 43-101 and reviewed by Clyde L. Yancey, P.G., Vice President of Exploration for Uranium Energy Corp, a qualified person under NI 43-101

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium production, development and exploration company operating North America's newest emerging uranium mine. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the Palangana in-situ recovery project, which is ramping up initial production, and the Goliad in-situ recovery project which is in the final stages of mine permitting for production. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact North America: Investor Relations, Uranium Energy Corp:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE-AMEX: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of news information, future events or otherwise.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

Important Additional Information Will Be Filed With the SEC

In connection with the previously announced proposed merger (the "Merger") between the Company and Concentric Energy Corp. ("Concentric"), the Company intends to file relevant materials with the United States Securities and Exchange Commission (the "SEC"), including a registration statement on Form S-4 (the "Registration Statement"), which will include a preliminary prospectus and related materials to register the securities of the Company to be issued in exchange for securities of Concentric. The Registration Statement will incorporate a proxy statement (the "Proxy Statement") that Concentric plans to file with the SEC and mail to its stockholders in connection with obtaining stockholder approval of the Merger. The Registration Statement and the Proxy Statement will contain important information about the Company, Concentric, the Merger and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement when they become available, and other documents filed with the SEC by the Company and Concentric, through the web site maintained by the SEC at www.sec.gov. Documents filed by the Company with the SEC may be obtained free of charge by contacting the Company at: Uranium Energy Corp.; attention: Mr. Mark Katsumata, CFO; 500 North Shoreline, Suite 800N, Corpus Christi, Texas, 78401; Tel: (866) 748-1030

Concentric, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Concentric's stockholders in connection with the Merger. Information regarding any special interests of these directors and executive officers in the Merger will be included in the Proxy Statement.